Exhibit 7.1
                                FILING AGREEMENT
                                -----------------

            Thomas Mellon Evans died on July 17, 1997, owning beneficially 4,050,786 shares (the "Shares") of Common Stock, par value $2.50 per share, of Fansteel Inc. (the "Company"). The Shares represented 47.11% of the Company's outstanding Common Stock. The Last Will and Testament of Thomas Mellon Evans dated April 7, 1994 (the "Will") named his wife, Betty B. Evans; one of his sons, Thomas M. Evans, Jr.; and The Putnam Trust Company of Greenwich, a division of The Bank of New York as executors (the "Executors"). On August 21, 1997, the Connecticut Court of Probate accepted the Will for probate. At that time, pursuant to Rule 13d-5 under the United States Securities Act of 1933, as amended, beneficial ownership of the Shares was acquired by the Executors.

            The Executors hereunder acknowledge that they are required to file a statement on Schedule 13D with respect to the Shares and may be required to file amendments thereto pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder and that such a statement is and such amendments will be hereby filed jointly on behalf of each of them, pursuant to Rule 13d-1(f)(1)(iii) under the Exchange Act.



                                    THOMAS M. EVANS, JR.,
                                    as Co-Executor of the Estate of
                                    Thomas M. Evans

                                    /s/ Thomas M. Evans, Jr.
                                    ------------------------------------


                                    THE BANK OF NEW YORK,
                                    as Co-Executor of the Estate of
                                    Thomas M. Evans

                                         /s/ William F. Mancuso
                                    By:  -------------------------------
                                    Name:  William F. Mancuso
                                    Title:  Vice President


Dated:  August 29, 1997



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